Joint Filer Information

Name:	Deerfield Mgmt IV, L.P., Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund IV, L.P. and Deerfield Healthcare Innovations Fund, L.P.

Address:	345 Park Avenue South, 12th Floor New York, NY 10010

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Nuvalent, Inc. [NUVL]

Date of Event Requiring Statement:	August 2, 2021

The undersigned, Deerfield Mgmt IV, L.P., Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund IV, L.P. and Deerfield Healthcare Innovations Fund, L.P., are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of Nuvalent, Inc.

Signatures:

DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT IV, L.P. By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MGMT HIF, L.P. By: J.E. Flynn Capital HIF, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND IV, L.P. By: Deerfield Mgmt IV, L.P., General Partner By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD HEALTHCARE INNOVATIONS FUND, L.P. By: Deerfield Mgmt HIF, L.P., General Partner By: J.E. Flynn Capital HIF, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact